As filed with the Securities and Exchange Commission on September 10, 1996
                                                  Registration No.


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                   SAWTEK INC.
             (Exact name of registrant as specified in its charter)
           Florida                                     59-1864440
   (State of incorporation)                         (I.R.S. Employer
                                                    Identification No.)

                            1818 South Highway 441
                            Apopka, Florida  32703
                   (Address of Principal Executive offices)

                                  SAWTEK INC.
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                               Steven P. Miller
                                  SAWTEK INC.
                            1818 South Highway 441
                             Apopka, Florida 32703
                   (Name and address of agent for service)

                                (407) 886-8860
      (Telephone number, including area code, of agent for service)

                      ---------------------------------
                                   Copies to:

                             William A. Grimm, Esq.
                       Akerman, Senterfitt & Eidson, P.A.
                       255 S. Orange Avenue, P.O. Box 231
                           Orlando, Florida 32802-0231
                                 (407) 843-7860
                      ---------------------------------

                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
  Title of                   Proposed Maximum   Proposed Maximum    Amount of
Securities to   Amount to be Offering Price    Aggregate Offering  Registration
be Registered    Registered     Per Share            Price              Fee
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
Common Stock,
$0.0005 par    500,000 shares   (1)$25.75        (1)$12,875,000      $4,439.66
value
- -------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, upon the basis of the average of the bid and asked prices of the Company's Common Stock as reported on the NASDAQ National Market System on September 3, 1996.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Sawtek Inc. Employee Stock Purchase Plan (the "Plan") pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. Incorporation of Certain Documents by Reference.

         SAWTEK INC. (the "Company") is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (1) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         (3) The description of the Common Stock, par value $0.0005 per share ("Common Stock"), contained in a registration statement filed on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4. Description of Securities.

         Not applicable.

         Item 5. Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Orlando, Florida. William A. Grimm, a shareholder in Akerman, Senterfitt & Eidson, P.A. and Secretary of the Company, is the beneficial owner of 12,040 shares of Common Stock.

         Item 6. Indemnification of Directors and Officers.

         The Company, a Florida corporation, is empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The Company's Articles of Incorporation (the "Articles") contain a provision entitling Directors and executive officers to be indemnified by the Company against claims which may arise out of their actions in such capacities to the fullest extent permitted by law. The Company has also secured insurance on behalf of its executive officers and Directors for certain liabilities which may arise out of their actions in such capacities.

         Item 7. Exemption from Registration Claimed.

         Not applicable.

         Item 8. Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

         EXHIBIT
         NUMBER   DESCRIPTION

          4.1 --Amended and Restated Articles of Incorporation of Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-10579)

          4.2 --1996 Bylaws of Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-11523)

          5.1     --Opinion of Akerman, Senterfitt & Eidson, P.A.

         15.1     --Letter of Consent from Ernst & Young LLP.

         23.1     --Consent of Akerman, Senterfitt & Eidson, P.A.  Reference is
                    made to Exhibit 5.1.

         99.1     --Sawtek Inc. Employee Stock Purchase Plan.

         Item 9. Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar  as  indemnification   for  liabilities   arising  under  the
Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apopka, State of Florida on the 10th day of September, 1996.

                                   SAWTEK INC.


                                   By:/s/Steven P. Miller
                                      Steven P. Miller
                                      Chairman, President and
                                      Chief Executive Officer


POWER OF ATTORNEY

         We, the undersigned, officers and directors of SAWTEK INC., hereby severally constitute Steven P. Miller and Neal J. Tolar, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SAWTEK INC. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

Signature                 Title                                           Date

/s/Steven P. Miller       Chairman, President and Chief
Steven P. Miller          Executive Officer                 September 10, 1996


/s/Neal J. Tolar          Senior Vice President, Chief
Neal J. Tolar             Technical Officer and Director    September 10, 1996


- ------------------
Thomas L. Shoquist        Vice President, Quality

/s/Gary A. Monetti        Vice President, Operations and
Gary A. Monetti           Chief Operating Officer           September 10, 1996

/s/Raymond A. Link        Vice President, Finance and
Raymond A. Link           Chief Financial Officer           September 10, 1996


- --------------------
Robert C. Strandberg      Director

/s/Bruce S. White
Bruce S. White            Director                          September 10, 1996

/s/Willis C. Young
Willis C. Young           Director                          September 10, 1996

                                      INDEX


EXHIBIT
NUMBER   DESCRIPTION

  4.1 --Amended and Restated Articles of Incorporation of Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-10579).

  4.2 --1996 Bylaws of Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-11523).

  5.1   --Opinion of Akerman, Senterfitt & Eidson, P.A.

 15.1   --Letter of Consent from Ernst & Young LLP.

 23.1   --Consent of Akerman, Senterfitt & Eidson, P.A.  Reference is made to
          Exhibit 5.1.

 24.1   --Power of Attorney.  Reference is made to the signature page hereto.

 99.1   --Sawtek Inc. Employee Stock Purchase Plan.

                                                                    Exhibit 5.1
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                Attorneys at Law
                                  Citrus Center
                             255 South Orange Avenue
                               Post Office Box 231
                           Orlando, Florida 32802-0231
                                 (407) 843-7860
                             Telecopy (407) 843-6610

                               September 10, 1996

Sawtek Inc.
1818 South Highway 441
Apopka, Florida  32703

Re:      SAWTEK INC. EMPLOYEE STOCK PURCHASE PLAN (the
         "Plan") - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 filed by you with the Securities and Exchange Commission on September 10, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock of Sawtek Inc. (the "Shares") to be distributed pursuant to the Plan. As your counsel in connection with this registration process, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting part thereof, and any amendment thereto and any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.

                                             Very truly yours,

                                             AKERMAN, SENTERFITT & EIDSON, P.A.


                                             By: /s/William A. Grimm
                                                 William A. Grimm

                                                                   Exhibit 15.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No 33-00000) pertaining to the Sawtek Inc. Employee Stock Purchase Plan of our report dated October 30, 1995 (except for Note 13, as to which the date is February 29, 1996, and Note 14, as to which the date is April 27, 1996) with respect to the consolidated financial statements of Sawtek Inc. for the year ended September 30, 1995 included in its Registration Statement on Form S-1 (File No. 333-1860) filed with the Securities and Exchange Commission.



                                                         /s/Ernst & Young LLP
                                                         Ernst & Young LLP


Orlando, Florida
September 6, 1996

                                                                   Exhibit 99.1
                                   SAWTEK INC.
                          EMPLOYEE STOCK PURCHASE PLAN


ARTICLE I - PURPOSE

1.01.    Purpose.

The Sawtek Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby Employees of Sawtek Inc. (hereinafter referred to, unless the context otherwise requires, as the "Company") and its Subsidiary Corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee stock purchase plan" under ss.423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II - DEFINITIONS

2.01.    Base Pay.

"Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments.

2.02.    Committee.

"Committee" shall mean the individuals described in Article XI.

2.03.    Employee.

"Employee" means any person who is employed on a full-time or part-time basis by the Company or any Subsidiary Corporation and is regularly scheduled to work more than 20 hours per week and more than five months in any calendar year.

2.04.    Subsidiary Corporation.

"Subsidiary Corporation" shall mean any future corporation which (i) would be a "subsidiary corporation" of Sawtek Inc. as that term is defined in ss.424 of the Code and (ii) is designated as a participant in the Plan by the Committee.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01.    Initial Eligibility.

Any Employee, who shall have completed ninety (90) days employment and shall be employed by the Company on the date the Employee's participation in the Plan is to become effective, shall be eligible to participate in offerings under the Plan which commence on or after such ninety (90) day period has concluded. Participation in the Plan and options granted pursuant to the Plan are strictly limited to Employees.

3.02.    Leave of Absence.

For purposes of determining initial eligibility for participation in the Plan, an Employee on leave of absence shall be deemed to continue to be an Employee under the Plan for the first (1st) ninety (90) days of such leave of absence. Such person's initial eligibility to participate in the Plan shall terminate at the close of business on the ninetieth (90th) day of such leave of absence unless such person shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such ninetieth
(90th) day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment shall terminate an Employee's eligibility to participate in the Plan for all purposes of the Plan and shall terminate such Employee's participation in the Plan, and/or right to exercise any option under the Plan. Any such Employee may re-establish eligibility only by meeting the requirements of ss.3.01 and/or 3.02.

3.03     Restrictions on Participation.

Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan or any Offering under the Plan:

         (a) if, immediately after the grant, such Employee would own stock or be deemed to own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary company. (For purposes of this paragraph, the rules of ss.424(d) of the Code shall apply in determining stock ownership of any Employee.); or

         (b) which permits such Employee's rights to purchase stock under all Employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04.    Commencement of Participation.

An eligible Employee may become a participant by completing an authorization of a payroll deduction on the form provided by the Company and filing it with the Treasurer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

ARTICLE IV - OFFERINGS

4.01     Annual Offerings.

The Plan will be implemented by four (4) annual offerings of the Company's Common Stock (the "Offerings"). The first Offering shall begin on the date on which the Company's Common Stock is first offered for sale to the public pursuant to a Registration Statement filed with the Securities and Exchange Commission (the "IPO Date") and shall terminate on December 31, 1996. Subsequent Offerings shall begin on the first (1st) day of January in each of the years 1997, 1998 and 1999, and shall terminate on December 31 of the same year. In the discretion of the Committee, exercised prior to the commencement thereof, each annual Offering may be divided into two (2) six-month Offerings commencing and terminating, respectively as follows: (i) with respect to the first annual Offering, commencing on the IPO Date and July 1, 1996 and terminating on June 30, 1996 and December 31, 1996; and, (ii) with respect to subsequent annual Offerings, commencing on January 1 and July 1 of such year and terminating on June 30 and December 31 of such year. The maximum number of shares issued in the respective years shall be:

         o  From the IPO Date to December 31, 1996: 125,000 shares.
         o From January 1, 1997 to December 31, 1997: 125,000 shares plus reissued shares from the prior Offerings, whether offered or not.
         o From January 1, 1998 to December 31, 1998: 125,000 shares plus unissued shares from the prior Offerings, whether offered or not.
         o From January 1, 1999 to December 31, 1999: 125,000 shares plus unissued shares from the prior Offerings, whether offered or not.

If a six-month Offering is made, the maximum number of shares which may be issued shall be one-half (1/2) of the number of shares set forth for the annual period in which the six-month offering falls, plus, if the Offering is a July 1 to December 31 offering, unissued shares, whether offered or not, from the immediately preceding six-month Offering. As used in the Plan, "Offering Commencement Date" means the IPO Date, January 1 or July 1, as the case may be, on which the particular Offering begins, and "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.

ARTICLE V - PAYROLL DEDUCTIONS

5.01     Amount of Deduction.

At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of one, two, three, four, five, six, seven, eight, nine or ten percent (1, 2, 3, 4, 5, 6, 7, 8, 9, or 10%) of his base pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly Employee, such Employee's base pay during an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

5.02.    Participant's Account.

All payroll deductions made for a participant shall be credited to the participant's account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in ss.5.04.

5.03.    Changes in Payroll Deductions.

A  participant  may  discontinue  his  participation  in the Plan as provided in article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of the participant's payroll deductions for that Offering.

5.04.    Lease of Absence.

If a participant goes on a leave of absence, such participant shall elect:

         (a) to withdraw the balance in the participant's account pursuant to ss.7.02.

         (b) to delay commencement of, or, if applicable, to discontinue, contributions to the Plan but remain a participant in the Plan; or

         (c) if payments will be made to the participant by the Company during such leave of absence, remain a participant in the Plan during such leave of absence, authorizing deductions to be made from such payments by the Company and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are in-sufficient to meet participant's authorized Plan deductions.

ARTICLE VI - GRANTING OF OPTIONS

6.01.    Number of Option Shares.

On the Commencement date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows:

              (i) that percentage of the Employee's Base Pay which the Employee has elected to have withheld (but in no event more than 10%);

              (ii) multiplied by the Employee's Base Pay during the period of the Offering;

              (iii) divided by  eighty-five  percent (85%) of the market value of the stock of the Company on the applicable Offering Commencement Date.

The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of ss.6.02 below. An Employee's base pay during the period of an Offering shall be determined by multiplying such Employee's hourly rate (as in effect on the last day prior to the Commencement Date of the particular Offering) by two thousand eighty (2,080) or, in the case of a six-month Offering, by one thousand forty (1,040), as the case may be, plus any commission paid by the Company to such Employee during the period of the Offering, provided that any commission paid may be applied to only one Offering, and provided further that, in the case of a part-time, hourly Employee, the Employee's base pay during the period of an offering shall be determined by multiplying such Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during such Offering.

6.02.    Option Price.

The option price of stock purchased with payroll deductions made during such annual offering for a participant therein shall be the lower of:

         (a) eighty-five percent (85%) of the closing price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market Systems; or

         (b) eighty-five percent (85%) of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose of the Committee.

ARTICLE VII - EXERCISE OF OPTION

7.01.    Automatic Exercise.

Unless  a  participant  gives  written  notice  to the  Company  as  hereinafter provided,  the  participant's  option for the  purchase  of stock  with  payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to ss.6.01), and any excess in the participant's account at that time will be returned to the participant. If the aggregate number of options to be exercised exceeds the number of shares authorized for the Offering, each participant shall receive a pro rata number of shares based on the participant's relative account balances and each participant's excess account balance shall be refunded to the participant. In no event shall any amount in a participant's account carry forward to any subsequent Offering.

7.02.    Withdrawal of Account.

By written notice to the Treasurer of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all of the accumulated payroll deductions in his or her account at such time. In such event, the Employee will not be entitled to participate in such Offering.

7.03.    Fractional Shares.

Fractional shares will not be issued under the Plan, and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Employee promptly following the termination of an Offering, without interest.

7.04.    Transferability of Option.

During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.05.    Delivery of Stock.

As promptly as practical, after the Offering Termination Date of such Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of the participant's option.

ARTICLE VIII - WITHDRAWAL

8.01.    In General.

As indicated in ss.7.02., a participant may withdraw payroll deductions credited to the participant's account under the Plan at any time prior to the Offering Termination Date by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to his/her account will be paid to the participant promptly after receipt of participant's notice of withdrawal, and no further payroll deductions will be made from the participant's pay during such Offering.

8.02.    Effect on Subsequent Participation.

A participant's withdrawal from any Offering will not have any effect upon the participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03.    Termination of Employment.

Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond ninety (90) days), the payroll deductions credited to the participant's account will be returned to the participant, or, in the case of the participant's death subsequent to the termination of the participant's employment, to the person or persons entitled thereto under ss.12.01.

8.04.    Termination of Employment Due to Death.

Upon termination of the participant's employment because of the participant's death, the participant's beneficiary (as defined in ss.12.01.) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

         (a) to withdraw all of the payroll deductions credited to the partici-pant's account under the Plan, or

         (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of elections shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph 8.04.(b), to exercise the participant's option.

8.05.    Lease of Absence.

A participant on leave of absence shall, subject to the election made by such participant pursuant to ss.5.04., continue to be a participant in the Plan so long as such participant is on continuous leave of absence, provided, however, that a participant who has been on leave of absence for more than ninety (90) days shall not be entitled to participate in any Offering commencing after the ninetieth (90th) day of such leave of absence. Notwithstanding the above or any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of:
(a) the termination of such leave of absence or (b) three (3) months from the ninetieth (90) day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

ARTICLE IX - INTEREST

9.01.    Payment of Interest.

The Company may, but is not required to, pay interest on any money paid into the Plan or credited to the account of any participant Employee; provided, however, that interest shall be paid on any and all money which is distributed to an Employee or the Employee's beneficiary, pursuant to the provisions of ss.7.02., 8.01., 8.03., 8.04(a)., and 10.01. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings account rates per annum in effect at SunTrust Bank, Central Florida, National Association, Orlando, Florida during the applicable Offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank in Orlando, Florida selected by the Committee. Where the amount returned represents an excess amount in an Employee's account after such account has been applied to the purchase of stock, the Employee's withholding account shall be deemed to have been applied first toward the purchase of stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

ARTICLE X - STOCK

10.01.   Maximum Shares.

The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in ss.12.04. shall be 125,000 shares in each annual Offering (62,500 shares in each six-month Offering), plus, in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 500,000 shares for all Offerings. If the total number of shares for which options are exercised on any offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rate allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to the participant as promptly as possible.

10.02.   Participant's Interest in Option Stock.

The participant will have no interest in stock covered by the participant's option until such option has been exercised.

10.03.   Name in Which Option Stock is Registered.

Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one (1) such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.04.   Restrictions on Exercise.

The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

         (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

         (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the participant's intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI - ADMINISTRATION

11.01.   Appointment of Committee.

The Board of Directors may appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three (3) members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

11.02.   Authority of Committee.

Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

11.03.   Rules Governing the Administration of the Committee.

The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one (1) of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE XII - MISCELLANEOUS

12.01.   Designation of Beneficiary.

A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

12.02.   Transferability.

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with ss.7.02.

12.03.   Use of Funds.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.04    Adjustment Upon Changes in Capitalization.

         (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind or shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating twenty percent (20%) or more of the outstanding shares shall be deemed a stock split, and any distributions of shares aggregating less than twenty percent (20%) of the outstanding shares shall be deemed a stock dividend.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one (1) or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably maybe determined, the cash, securities and/or property which a holder of one (1) share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this ss.12.04. shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05    Amendment and Termination.

The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company:

              (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to ss.12.04.); or

              (ii) amend  the  requirements  as to the  class of  Employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan.

No termination, modification or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option, and no amendment shall be made which results in the "modification" of any Option within the meaning of
Section 424(h) of the Code.

12.06.   No Employment Rights.

The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

12.07.   Effect of Plan.

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the Employee.

12.08.   Governing Law.

The law of the State of Florida will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

12.09.   Effective Date.

The Plan shall take effect upon approval by the holders of a majority of the stock of the Company entitled to vote either present or represented at a special or annual meeting of the shareholders, or by written consent or consents in writing signed by such holders setting forth the action so taken, subject to the condition that if the Company's Common Stock is not offered for sale to the public pursuant to a Registration Statement filed with the Securities and Exchange Commission then the Plan shall terminate without the need for further actions by any party. If the Plan is not so approved, the Plan shall not become effective.